Exhibit 99.1

UTi Worldwide Announces Private Offering of Convertible Notes

Long Beach, Calif. – February 26, 2014 – UTi Worldwide Inc. (Nasdaq: UTIW) today announced that it plans to issue $350 million aggregate principal amount of Convertible Senior Notes due 2019 (the Notes”) in a private offering, subject to market and other conditions. UTi Worldwide Inc. (“UTi”) expects to grant the initial purchasers in the offering an option to purchase up to an additional $50 million aggregate principal amount of the Notes. UTi intends to use the net proceeds of the offering for general corporate purposes, including repayment of debt.

Upon conversion of the Notes, UTi will deliver ordinary shares, except that if UTi obtains shareholder approval under certain circumstances, UTi will pay or deliver, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares, at UTi’s election. UTi may not redeem the Notes prior to maturity unless certain tax related events occur. Holders may cause UTI to repurchase the Notes for cash, at their option, upon the occurrence of specified fundamental changes. The interest rate, conversion rate and certain other pricing terms of the Notes will be determined at the time the offering is priced by UTi and the initial purchasers.

The Notes and UTi’s ordinary shares issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

UTi plans to sell the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the Notes will be made only by means of a private offering memorandum.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage, and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the retail, apparel, chemical, automotive, pharmaceutical, and technology industries. The company seeks to use its global network, proprietary information technology systems, and relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release which address activities, events or developments that UTi expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), finding suitable merger or acquisition candidates, expansion and growth of UTi’s business and operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by UTi in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in UTi’s filings with the SEC and the following: UTi’s ability to maintain sufficient liquidity and capital resources to fund its business including through entry into a proposed new asset-based revolving credit facility; UTi’s receipt of a “going concern” qualification in its audit and its ability to complete the financings in a manner necessary to obtain a clean audit opinion for fiscal year 2014; UTi’s ability to complete its business transformation initiatives in the timeframe anticipated and achieve the expected benefits; UTi’s ability to generate sufficient cash to service all of its debt; UTi’s ability to refinance, renew or replace its credit facilities and other indebtedness on commercially reasonable terms or at all; delays or inability to pay by UTi’s customers; dilution in connection with a private placement of convertible preference shares that will happen concurrently with the offering of the Notes and dilution in connection with the offering of the Notes; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and EMENA (which is comprised of Europe, Middle East and North Africa); risks associated with UTi’s ongoing business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses as well as potential billing delays; volatile fuel costs; transportation capacity, pricing dynamics and the ability of UTi to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of investigations by the governments of Brazil and Singapore into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; UTi’s ability to retain clients while facing increased competition; the financial condition of UTi’s clients; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in UTi’s effective tax rates; the other risks and uncertainties described herein and in UTi’s other filings with the SEC; and other factors outside UTi’s control. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and UTi does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except as required by law.

Investor Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417